FOR IMMEDIATE RELEASE:

MEDALLION FINANCIAL CORP. REPORTS 2023 FOURTH QUARTER

AND FULL-YEAR RESULTS

NEW YORK, NY – February 20, 2024 – Medallion Financial Corp. (NASDAQ: MFIN, “Medallion” or the “Company”), a specialty finance company that originates and services loans in various consumer and commercial industries, along with offering loan origination services to fintech strategic partners, announced today its results for the quarter and full-year ended December 31, 2023.

2023 Fourth Quarter Highlights

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Net income was $14.3 million, or $0.60 per share, compared to $13.1 million, or $0.57 per share, in the prior year quarter.
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Net interest income grew 12% to $49.0 million from $43.6 million in the prior year quarter.
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Net interest margin on net loans was 8.50%, compared to 8.86% in the prior year quarter, and on gross loans it was 8.20%, compared to 8.59% in the prior year quarter.
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Loan originations were $169.1 million, compared to $191.9 million in the prior year quarter.
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The credit loss provision increased to $10.8 million from $9.0 million in the prior year quarter and included a net benefit of $12.1 million related to taxi medallion recoveries.
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Beginning with the fourth quarter, the Board of Directors increased the quarterly dividend 25% to $0.10 per share.

2023 Full-Year Highlights

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Net income was $55.1 million, or $2.37 per share, compared to $43.8 million, or $1.83 per share, in the prior year.
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Net interest income grew 17% to $188.1 million from $160.4 million in the prior year.
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Net interest margin on net loans was 8.68%, compared to 9.05% in the prior year quarter, and on gross loans it was 8.38%, compared to 8.73% in the prior year.
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Loan originations were $960.0 million, compared to $983.9 million in the prior year.
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Loans grew 16% to $2.2 billion as of December 31, 2023, compared to $1.9 billion a year ago.
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The credit loss provision increased to $37.8 million from $30.1 million in the prior year and included a net benefit of $26.3 million related to taxi medallion recoveries.
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Total assets grew to $2.6 billion at December 31, 2023, a 15% increase over December 31, 2022.

Executive Commentary – Andrew Murstein, President of Medallion

"Once again, we continue to be quite pleased with our bottom-line results. This was our highest annual total earnings and highest annual earnings per share in our history, with each of our businesses contributing to the success. In the past three years we have generated $153 million of earnings for our shareholders, reinstated our quarterly dividend and then raised it, returned $36 million to shareholders in the form of dividends and stock repurchases, and increased loans by 80%. Our continual reinvestment in our businesses has positioned the Company for long term success.”

Business Segment Highlights

Recreation Lending Segment

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Originations were $62.7 million during the quarter, compared to $79.3 million a year ago.
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Recreation loans grew 13% to $1.3 billion, or 60% of total loans, as of December 31, 2023, compared to $1.2 billion, or 62% of total loans, a year ago.
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Net interest income grew 8% to $35.2 million for the quarter, from $32.7 million in the prior year quarter.
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The average interest rate was 14.79% at year-end, compared to 14.28% a year ago.
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Recreation loans 90 days or more past due were $9.1 million, or 0.70% of gross recreation loans, as of December 31, 2023, compared to $7.4 million, or 0.64%, a year ago.
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Allowance for credit loss rate was 4.31% at year-end, compared to 3.55% a year ago and 4.39% with the implementation of CECL on January 1, 2023.

Home Improvement Lending Segment

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Originations were $66.0 million during the quarter, compared to $97.1 million a year ago.
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Home improvement loans grew 21% to $760.6 million, or 34% of total loans, as of December 31, 2023, compared to $626.4 million, or 33% of total loans, a year ago.
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Net interest income grew 16% to $11.7 million for the quarter, from $10.1 million in the prior year quarter.
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The average interest rate was 9.51% at year-end, compared to 8.65% a year ago.
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Home improvement loans 90 days or more past due were $1.5 million, or 0.20% of gross home improvement loans, as of December 31, 2023, compared to $0.6 million, or 0.09%, a year ago.
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Allowance for credit loss rate was 2.76% at year-end, compared to 1.81% a year ago and 2.05% with the implementation of CECL on January 1, 2023.

Commercial Lending Segment

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Commercial loans were $114.8 million at 2023, compared to $92.9 million a year ago.
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The average interest rate on the portfolio was 12.87%, compared to 12.23% a year ago.

Taxi Medallion Lending Segment

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The Company collected $16.2 million of cash on taxi medallion related assets during the quarter and $45.2 million of cash on taxi medallion-related assets during the year, with net recoveries contributing earnings of $0.33 per share for the quarter and $0.93 per share for the year.
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Total net taxi medallion assets declined to $12.1 million (comprised of $2.1 million of loans net of allowance for credit losses and $10.0 million of loan collateral in process of foreclosure), a 51% reduction from a year ago, and represented less than 0.5% of the Company’s total assets, as of December 31, 2023.

Capital Allocation

Quarterly Dividend

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The Board of Directors declared a quarterly dividend of $0.10 per share, payable on March 28, 2024, to shareholders of record at the close of business on March 15, 2024.

Conference Call Information

The Company will host a conference call to discuss its fourth quarter and full-year financial results tomorrow, Wednesday, February 21, 2024, at 9:00 a.m. Eastern time.

In connection with its earnings release, the Company has updated its quarterly supplement presentation, which is now available at www.medallion.com.

How to Participate

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Date: Wednesday, February 21, 2024
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Time: 9:00 a.m. Eastern time
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U.S. dial-in number: (877) 407-0789
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International dial-in number: (201) 689-8562
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Live webcast: Link to Webcast of 4Q23 Earnings Call

A link to the live audio webcast of the conference call will also be available at the Company’s IR website.

Replay Information

The webcast replay will be available at the Company's IR website until the next quarter’s results are announced.

The conference call replay will be available following the end of the call until February 29, 2024

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U.S. dial-in number: (844) 512-2921
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International dial-in number: (412) 317-6671
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Passcode: 1018 5725

About Medallion Financial Corp.

Medallion Financial Corp. (NASDAQ: MFIN) and its subsidiaries originate and service a growing portfolio of consumer loans and mezzanine loans in various industries. Key industries served include recreation (towable RVs and marine) and home improvement (replacement roofs, swimming pools, and windows). Medallion Financial Corp. is headquartered in New York City, NY, and its largest subsidiary, Medallion Bank, is headquartered in Salt Lake City, Utah. For more information, please visit www.medallion.com.

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, the impact of the pending SEC litigation, expectations regarding our loan portfolio, including collections on our medallion loans, the potential for future asset growth, and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the current economy, whether inflation or the risk of recession, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control. In addition to risks relating to the current economy, a description of certain risks to which Medallion is or may be subject, including risks related to the pending SEC litigation, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2022 Annual Report on Form 10-K.

Company Contact:

Investor Relations

212-328-2176

InvestorRelations@medallion.com

MEDALLION FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,
(Dollars in thousands, except share and per share data)	2023	2022
Assets
Cash, cash equivalents, and federal funds sold	$149,845	$105,598
Investment and equity securities	65,712	58,785
Loans	2,215,886	1,916,953
Allowance for credit losses	(84,235)	(63,845)
Net loans receivable	2,131,651	1,853,108
Goodwill and intangible assets, net	171,394	172,838
Property, equipment, and right-of-use lease asset, net	14,076	13,168
Accrued interest receivable	13,538	12,613
Loan collateral in process of foreclosure	11,772	21,819
Other assets	29,839	21,950
Total assets	$2,587,827	$2,259,879
Liabilities
Deposits	$1,866,657	$1,607,110
Long-term debt	235,544	214,320
Deferred tax liabilities, net	21,207	26,753
Short-term borrowings	8,000	5,000
Operating lease liabilities	7,019	8,408
Accrued interest payable	6,822	4,790
Accounts payable and accrued expenses	30,804	22,974
Total liabilities	2,176,053	1,889,355
Total stockholders’ equity	342,986	301,736
Non-controlling interest in consolidated subsidiaries	68,788	68,788
Total equity	411,774	370,524
Total liabilities and equity	$2,587,827	$2,259,879
Number of shares outstanding	23,449,646	23,061,673
Book value per share	$14.63	$13.08

MEDALLION FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands, except share and per share data)	2023	2022	2023	2022
Total interest income	$67,585	$54,513	$251,040	$196,621
Total interest expense	18,567	10,926	62,946	36,185
Net interest income	49,018	43,587	188,094	160,436
Provision for credit losses	10,764	9,013	37,810	30,059
Net interest income after provision for credit losses	38,254	34,574	150,284	130,377
Other income (loss)
Gain (loss) on equity investments	2,989	(206)	5,178	2,779
Gain on sale of loans and medallion	413	387	4,992	5,448
Write-down of loan collateral in process of foreclosure	(1,393)	(49)	(1,696)	(657)
Other income, net	979	738	2,846	1,956
Total other income, net	2,988	870	11,320	9,526
Other expenses
Salaries and employee benefits	9,757	7,421	37,562	31,130
Loan servicing fees	2,459	2,140	9,543	8,371
Collection costs	1,271	1,379	6,000	5,314
Professional fees	1,663	948	5,886	13,054
Regulatory fees	710	797	3,194	2,418
Rent expense	617	614	2,472	2,378
Amortization of intangible assets	361	361	1,445	1,445
Other expenses	2,246	2,141	9,466	7,943
Total other expenses	19,084	15,801	75,568	72,053
Income before income taxes	22,158	19,643	86,036	67,850
Income tax provision	6,328	5,071	24,910	17,963
Net income after taxes	15,830	14,572	61,126	49,887
Less: income attributable to the non-controlling interest	1,512	1,512	6,047	6,047
Total net income attributable to Medallion Financial Corp.	$14,318	$13,060	$55,079	$43,840
Basic net income per share	$0.63	$0.59	$2.45	$1.86
Diluted net income per share	$0.60	$0.57	$2.37	$1.83
Weighted average common shares outstanding
Basic	22,608,243	22,286,272	22,510,435	23,583,049
Diluted	23,765,866	22,725,292	23,248,323	23,927,342
Dividends declared per common share	$0.10	$0.08	$0.34	$0.32